Exhibit 10.2

Florida Documentary Taxes in the amount of $2,450.00 are being paid in connection with this Revolving Promissory Note, as required by Florida law.

REVOLVING PROMISSORY NOTE

Effective

Date of Note:	June 2, 2026

Amount of Note:	FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00)

Maturity Date:	June 5, 2027, unless otherwise extended and/or accelerated pursuant to and in accordance with the terms and conditions set forth in this Note or extended as provided herein.

FOR VALUE RECEIVED SENSUS HEALTHCARE, INC., a Delaware corporation (“Borrower”), hereby covenants and promises to pay to the order of CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns (“Lender”), at 2701 S. LeJeune Road, Coral Gables, Florida 33134, or at such other place as Lender may designate to Borrower in writing from time to time, in legal tender of the United States, the amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) or such lesser sum which then represents the aggregate unpaid principal amount of all Advances made by Lender to Borrower pursuant to the Loan Agreement (as defined herein) and this Revolving Promissory Note (this “Note”), together with all accrued interest, which shall be due and payable upon the following terms and conditions contained in this Note and the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement.

A.	Funding of Note and Interest Rate:

1) From the date hereof until and including the Maturity Date, Borrower may borrow, repay and reborrow, and Lender may advance and re-advance under this Note from time to time, in accordance with the terms of the Loan Agreement of even date herewith, and provided that at the time of the Advance, there is no ongoing Event Of Default and Borrower is in material compliance with all financial as well as reporting covenants contained in the Loan Agreement. Lender’s obligation to make advances under this Note and the Loan Agreement shall terminate upon the earlier to occur of: (i) Lender’s termination of such obligation pursuant to Section 9(a) of the Loan Agreement, or (ii) the Maturity Date.

3) From the date hereof until the Maturity Date, interest shall accrue on the outstanding principal balance at a variable rate per annum the equal to the Term SOFR Rate, (as the same may be defined below the “Index”) plus Three percent (3.00%) (the “Interest Rate Margin”), as the same may be modified below (the “Interest Rate”). The Term SOFR Rate, or, if applicable, the Term SOFR Successor Rate, is subject to adjustment from time to time based on changes in the Term SOFR or, if applicable, the Term SOFR Successor Rate. Notwithstanding changes in the Index, for purposes of calculating the applicable Interest Rate, the Index shall never be less than Three percent (3.00%) per annum.

(4) The Interest Rate shall be determined by Lender prior to the commencement of each Interest Period (as hereinafter defined). The Term SOFR Rate shall remain in effect, subject to the provisions hereof, from and including the first day of the Interest Period to and excluding the last day of the Interest Period for which it is determined. As used herein, the term “Interest Period” means with respect to each Advance, a period of one (1) month, provided, that no Interest Period shall extend beyond the scheduled Maturity Date.

(5) As used herein, the term “Term SOFR Rate” means the rate of interest per annum equal to the one (1) month Term SOFR, as published by CME Group Benchmarks Administration Limited (or a successive administrator designated by the relevant authority) for the date that is two (2) U.S. Government Securities Business Days prior to the Reset Date (as hereinafter defined). The Interest Rate will be effective on and from the date hereof, based on the most recent rate information available, and will be effective until the date of the first payment date, July 5, 2026.  The Interest Rate shall thereafter be adjusted on the fifth (5th) day of each calendar month (the “Reset Date”) to the then current Term SOFR Rate, or, if applicable, the current Term SOFR Successor Rate (as defined below), plus the Interest Rate Margin, or, if applicable, the Successor Interest Rate Margin (as defined below), based on the most recent rate information available on the date that the interest rate is adjusted and such rate shall be effective until the end of each such calendar month.

4) If Lender determines in good faith (which determination shall be conclusive, absent manifest error) that: (a) adequate and fair means do not exist for ascertaining Term SOFR; (b) Term SOFR does not accurately reflect the cost to Lender of the Loan; or (c) a Regulatory Change (as hereinafter defined) shall, in the reasonable determination of Lender, make it unlawful or commercially unreasonable for Lender to use Term SOFR as the index for purposes of determining the Interest Rate, then: (i) Term SOFR shall be replaced with an alternative or successor rate or index chosen by Lender in its reasonable discretion (the "Term SOFR Successor Rate"); and (ii) the Interest Rate Margin may also be adjusted by Lender in its reasonable discretion, giving due consideration to market convention for determining rates of interest on comparable loans. "Regulatory Change" shall mean a change in any applicable law, treaty, rule, regulation or guideline, or the interpretation or administration thereof, by the administrator of the relevant benchmark or its regulatory supervisor, any government authority, central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending office

5) Interest on this note shall be calculated on the basis of a 360 day year and charged for the actual number of days elapsed; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding during the period for which the interest is calculated. All interest payable under this Note is computed using this method.

B.	Payment Terms:

1) Commencing on July 5, 2026 and continuing on the 5th day of each month thereafter until June 5, 2027 Borrower shall make consecutive monthly payments of accrued interest only based on the principal balance outstanding from time to time.

2) The monthly payments due hereunder shall be auto debited from Borrower’s account with Lender.

3) Unless this Note and the loan evidenced hereby (the “Loan”) is renewed in accordance with Section 2(b) of the Loan Agreement or is accelerated in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on June 5, 2027 (the “Maturity Date”).

C.	Security:

This Note, the Loan and all other obligations under the Loan Documents (as hereinafter defined) are secured, in part, by (i) that certain Security Agreement dated of even date herewith, in favor of Lender, (as the same may be amended or modified from time to time, the “Security Agreement”) granting Lender a lien and security interest in and to certain business assets described in the Security Agreement (the “Collateral”), (ii) that certain UCC-1 Financing Statement and filed with the Florida Secured Transaction Registry (the “UCC-1/Florida”), (iii) that certain UCC-1 Financing Statement and filed with the Delaware Secretary of State (the “UCC-1/ Delaware”) , (iv) that certain UCC-1 Financing Statement and filed with the Secretary of State of Tennessee (the “UCC-1/Tennessee”), (v) that certain Pledged Collateral and Restricted Account Agreement of even date herewith made by Borrower in favor of Lender (the “Pledged Collateral Agreement”).

D.	Loan Documents:

(i) This Note, (ii) the Security Agreement, (iii) that certain Loan Agreement dated of even date herewith by and between Borrower and Lender (as the same may be amended, restated, modified or replaced from time to time, the “Loan Agreement”), (iv) the Pledged Collateral Agreement, (v) the UCC-1/Florida, (vi) the UCC-1/Delaware, (vii) the UCC-1/Tennessee, (viii) the Perfection Certificate of Borrower of even date herewith, and all other documents and instruments executed in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

E.	Default Interest Rate:

All principal and installments of interest shall bear interest from the date that said payments are due and unpaid or from the date of occurrence of any other Event of Default (as hereinafter defined) under this Note, the Security Agreement or any other Loan Document, at a at a rate equal to the highest rate authorized by applicable law (the “Default Rate”).

F.	Prepayment:

This Note may be prepaid in whole or in part without penalty or fee.

G.	Late Charges:

Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof, to cover the extra expense involved in handling delinquent payments, provided that collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note. Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section H below, but such outstanding balance shall accrue interest at the Default Rate. The late charge is intended to compensate Lender for administrative and processing costs incident to late payments. The late charge payments are not interest. The late charge payment shall not be subject to rebate or credit against any other amount due. Any late charge shall be in addition to any other interest due.

H.	Events of Default and Acceleration:

Following the occurrence and during the continuance of an Event of Default (as defined in the Loan Agreement), Lender may, at its option, upon written notice to Borrower, exercise any of rights or remedies set forth in Section 9 of the Loan Agreement including, without limitation, any rights or remedies Lender may have under any Loan Document or which may be available under applicable law.

In the event that Lender exercises its right to accelerate the payment of the Note and the Loan pursuant to Section 9(c) of the Loan Agreement, all sums of principal and interest under this Note shall automatically become immediately due and payable, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest and dishonor. Borrower expressly consent to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.

The remedies of Lender as provided herein, or in the other Loan Documents shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise.

Lender may, in the sole discretion of Lender, accept payments made by Borrower after any Event of Default has occurred, without waiving any of Lender's rights herein.

I.	Costs:

In the event that this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all reasonable and documented costs of collection, including reasonable and documented attorneys' fees, including charges for paralegals, appraisers, experts and consultants working under the direction or supervision of Lender's attorneys; reasonable and documented costs for evaluating preserving or disposing of any collateral granted as security for payment of this Note, including the costs of any audits or appraisals, which Lender may reasonably deem necessary form time to time; any premiums for insurance purchased on behalf of Borrower or on behalf of the owners of any Collateral pursuant to the Security Agreement relating to any Collateral, or any other reasonable and documented charges permitted by applicable law whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

J.	Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the Loan made pursuant to this Note so that under no circumstances shall Borrower, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

K.	Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. In the event that legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof, consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Miami-Dade County, Florida.

L.	Assignment:

Lender shall have the unrestricted right at any time and from time to time and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more lenders or purchasers (each, an “Assignee”) under this Note and the other Loan Documents and all information now or hereafter in its possession relating to Borrower (all rights of privacy hereby being waived) and to retain any compensation received by Lender in connection with any such transaction and Borrower agrees that Borrower shall execute such documents, including without limitation, the delivery of an estoppels certificate and such other documents as Lender shall deem necessary to effect the foregoing. Lender agrees to notify Borrower of any such assignment within a reasonable time after the effectiveness of such assignment. Borrower agrees to be bound by the terms of the Note subsequent to any transfer and agrees that the terms of the Note may be fully enforced by any subsequent holder of this Note.

M.	Non-Waiver:

The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.

N.	Right of Setoff:

In addition to all liens upon and rights of setoff against Borrower’s money, securities or other property given to Lender by law, Lender shall have, with respect to Borrower’s obligations to Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrower hereby grants Lender a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender, all of Borrower’s right, title and interest in and to, all of Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to Borrower. Every such right of setoff may be exercised by Lender upon the occurrence and during the continuance of an Event of Default without any action of Lender, although Lender may enter such setoff on its books and records at a later time.

O.	Miscellaneous:

1) TIME IS OF THE ESSENCE OF THIS NOTE.

2) It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or under the Security Agreement or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note or any of the other Loan Documents.

3) This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

4) All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

5) Notwithstanding anything herein, to the contrary, the obligations of Borrower under this Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Lender would be contrary to provisions of law applicable to Lender limiting the maximum rate of interest which may be charged or collected by Lender. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due to Lender hereunder.

6) Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein and in the Loan Agreement.

7) Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender's rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

8) All amounts received by Lender shall be applied to expenses, late fees and interest before principal or in any other order as determined by Lender, in its sole discretion, as permitted by law.

9) Borrower shall not assign Borrower’ rights or obligations under this Note without Lender’s prior consent.

10) The term “Borrower” as used herein, in every instance shall include the makers of this Note, and its successors and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

11) If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

12) If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

P.	Waiver of Jury Trial:

Borrower, and Lender by acceptance of this Note, hereby knowingly, voluntarily and intentionally waive the right to a Trial by Jury in respect of any litigation based hereon or arising out of, under or in connection with this Note and any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material inducement for Lender to extend to Borrower the loan evidenced by this Note.

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[Signature appears on following pages]

IN WITNESS WHEREOF, Borrower has executed this Revolving Promissory Note on the Effective Date of this Revolving Promissory Note.

BORROWER:

SENSUS HEALTHCARE, INC.
a Delaware corporation

By:	/s/ Michael Sardano
Name:	Michael Sardano
Title:	President

Date: June 1, 2026